Exhibit (a)(1)

ING EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND
REDESIGNATION OF SERIES

Effective: May 18, 2012

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.3, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.	The “ING Equity Dividend Fund” is redesignated the “ING Large Cap Value Fund.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

/s/ Colleen D. Baldwin_ Colleen D. Baldwin, as Trustee	/s/ J. Michael Earley J. Michael Earley, as Trustee
/s/ John V. Boyer John V. Boyer, as Trustee	/s/ Patrick W. Kenny Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews Shaun P. Mathews, as Trustee
/s/ Robert W. Crispin Robert W. Crispin, as Trustee	/s/ Sheryl K. Pressler Sheryl K. Pressler, as Trustee
/s/ Peter S. Drotch Peter S. Drotch, as Trustee	/s/ Roger B. Vincent Roger B. Vincent, as Trustee